UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

Black Diamond Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, 10th Floor Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-252-0848

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

At a meeting with the Food and Drug Administration, or the FDA, in March 2021 to discuss the registrational potential and design of the Phase 2 study for the on-going combined Phase 1/2 MasterKey-01 clinical trial of BDTX-189, the FDA notified Black Diamond Therapeutics, Inc., or the Company, that, because the Phase 2 portion of the trial is potentially registrational and may support a new drug application, the Company may only enroll up to 50 patients in Phase 2 before results of routine three-month good laboratory practice, or GLP, toxicology studies have been submitted and accepted by the FDA. This partial clinical hold on Phase 2 enrollment is not based on any safety findings from MasterKey-01 and has no impact on completion of the Company’s Phase 1 study (including the planned safety expansion cohort). The Company has initiated the GLP toxicology studies and does not anticipate any delays to its clinical trial timelines for BDTX-189.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2021	BLACK DIAMOND THERAPEUTICS, INC.

	By:	/s/ Thomas Leggett
Name: Thomas Leggett
Title: Chief Financial Officer and Principal Financial Officer